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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Viskase Companies, Inc. and subsidiaries on Form S-8 (File Nos. 333-10689 and 333-12829) of our report dated April 15, 1999 except as to the information presented in Note 25, for which the date is June 15, 1999, on our audits of the consolidated financial statements and financial statement schedule of Viskase Companies, Inc. and subsidiaries as of December 31, 1998 and December 25, 1997, and for the periods December 26, 1997 to December 31, 1998, December 27, 1996 to December 25, 1997 and December 29, 1995 to December 26, 1996, and our report dated April 15, 1999 except for as to the information presented in Note 18, for which the date is June 15, 1999, on our audits of the consolidated financial statements of Viskase Holding Corporation and subsidiaries as of December 31, 1998 and December 25, 1997 and for the periods December 26, 1997 to December 31, 1998, December 27, 1996 to December 25, 1997 and December 29, 1995 to December 26, 1996, which reports are included in the annual report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
June 15, 1999